UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 20, 2018
Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 100 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 20, 2018, Chimerix, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 23, 2018, the record date for the Annual Meeting, 47,753,300 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 41,853,483 shares of common stock were present in person or represented by proxy for the three proposals summarized below.

Proposal 1: Election of directors

The Company’s stockholders elected the three persons listed below as Class II directors, each to serve until the Company’s 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Martha J. Demski	34,167,914	246,969	7,438,600
James M. Daly	30,649,522	3,765,361	7,438,600
Edward F. Greissing	34,323,651	91,232	7,438,600

Proposal 2: Ratification of the selection of independent registered public accounting firm

The Company’s stockholders ratified the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The final voting results are as follows:

Votes For	33,191,015
Votes Against	8,644,924
Abstentions	17,544
Broker Non-Votes	0

Proposal 3: Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers

The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. The final voting results are as follows:

Votes For	34,247,070
Votes Against	141,078
Abstentions	26,735
Broker Non-Votes	7,438,600

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: June 20, 2018
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary